Exhibit 3.12

F000607000423
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
TRUCOM CORPORATION
     Pursuant to the provisions of Section 805 of the Business Corporation Law of the State of New York (the “BCL”), the undersigned, being President and Secretary of Trucom Corporation (the “Company”), hereby certify that the Corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:
          A. The name of the corporation is Trucom Corporation.
          B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of New York on April 8, 1997.
          C. The Certificate of Incorporation of the Corporation is amended, as authorized by Section 801 of the BCL to effect the following amendment; to increase that total number of authorized shares of common stock from two hundred (200) shares to eight million (8,000,000), and to change the par value of such shares from no par value to $0.01 par value.
          D. To accomplish such amendment, the Certificate of Incorporation of the Corporation is hereby amended by striking out Article 3 in its entirety, and substituting in lieu thereof the new Article 3 as follows:
     “3. The aggregate number of shares which the corporation shall have the authority to issue is 8,000,000 shares of common stock, each share having the par value of $.01.”
          E. The number of shares presently issued by the Corporation is (Illegible) with no par value each (Illegible) shares with no par value each are authorized but not issued. The issued shares shall be changed at a rate of (Illegible) into (Illegible) common shares with a par value of $.01. After the issuance of the aforesaid (Illegible) common shares, the corporation shall have remaining (Illegible) common shares with a par value of $.01 each authorized but not issued.

          F. There shall be added to the Certificate of Incorporation of the Corporation an ARTICLE 8, which shall in its entirely read as follows:
(Illegible) Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of Stockholders who have signed the consent or consents is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and is delivered to the Corporation by delivery to its registered office in the State of New York, or the Corporation’s principal place of business or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail return receipt requested provided, however that no consent or consents delivered by certified or registered mail shall be deemed delivered until actually received at the registered office. All consents properly delivered in accordance with this provision shall be deemed to be recorded when so delivered. No written consent or consents shall be effective to take the corporate action referred to therein unless within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this provision written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than a (Illegible) written consent of shall be given to those stockholders who have not (Illegible) in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by stockholders at a meeting thereof.
          E. The foregoing amendment of has been duly advised and adopted by the Board of Directors of the Corporation and approved by the shareholders of the Corporation in accordance with the applicable provisions of Section (Illegible) of the (Illegible) by unanimous written consent of the Shareholders of the Corporation given in accordance with the provisions of Section 615 of BCL.
          IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of (Illegible) this                      day of May, 2000.

/s/ Evan Michael
Evan Michael, President

/s/ John Carey
John Carey, Secretary

F000607000423
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
TRUCOM CORPORATION
Filed By:
Markowitz & (Illegible), LLP
530 Fifth Avenue, 22nd Floor
New York, New York (Illegible)
(212) 869-6000
STATE OF NEW YORK
DEPARTMENT OF STATE
(Illegible)
(Illegible)
(Illegible)
(Illegible)
(Illegible)

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